UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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OURNETT HOLDINGS, INC.

(Name of Registrant As Specified In Its Charter)

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Ournett Holdings, Inc.

122 East 42nd Street

New York, NY 10168

INFORMATION STATEMENT

September ___, 2016

Notice of Stockholder Action by Written Consent

Dear Stockholder of Ournett Holdings, Inc.:

The purpose of this Information Statement is to inform the holders of record, as of the close of business of September ____, 2016 (the “Record Date”), of shares of common stock, par value $0.00001 per share (the “Pre-Reorganization Common Stock”) of Ournett Holdings, Inc., a Nevada corporation (the “Company”), that the holders of a majority of Pre-Reorganization Common Stock have taken action by written consent as of July 29, 2016, to approve and authorize the following amendments (collectively, the “Amendments”) to the Company’s Articles of Incorporation, filed with the Secretary of State of the State of Nevada, to accomplish the following actions:

(1)          To reorganize the capital structure of the Company by increasing the authorized number of shares of common stock, $0.00001 par value per share, from one hundred million (100,000,000) shares to three hundred fifty million (350,000,000) shares of common stock, $0.015 par value per share (the “Post-Reorganization Common Stock” and such action, the “Capital Stock Reorganization”); and

(2)          To authorize, a Reverse Stock Split of our issued and outstanding shares of Post-Reorganization Common Stock on a 1-for-10 share basis (the “Reverse Stock Split”) to occur simultaneously with the effectiveness of the Capital Stock Reorganization.

Nevada corporation law permits holders of a majority of the voting power to take a stockholder action by written consent. Accordingly, the Company will not hold a meeting of its stockholders to consider or vote upon the Amendments. The consent of stockholders holding a majority of the voting power of the Company with respect to approval of the Amendments was obtained pursuant to the exemption from prohibition on solicitations as permitted under Rule 14a-2(b)(2) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We encourage you to read the attached Information Statement carefully, including the exhibits, for further information regarding these actions. The Amendments will not be effective until 20 days from the date of mailing of the definitive Information Statement to shareholders and after the filing of the Certificate of Amendment to Articles of Incorporation with the Nevada Secretary of State (the “Certificate of Amendment”). The Certificate of Amendment will be filed at a future date and time determined by the Board of Directors.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS, AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

This Information Statement is being furnished solely for the purpose of informing stockholders of the matters described herein.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

Date: ______________ ___, 2016	By Order of the Board of Directors:

Fernando Koatz
Chief Executive Officer and Director

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Ournett Holdings, Inc.

122 East 42nd Street

New York, NY 10168

INFORMATION STATEMENT

Pursuant to section 14(C)

of the securities exchange act of 1934, as amended, and

rule 14C-2 thereunder

NO vote or other action of the Company’s stockholders is required in connection with this statement

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

Information Statement Concerning Actions by Written Consent

This information statement (this “Information Statement”) will be posted on our website and mailed on or about September ___, 2016 to the stockholders of record as of September ___, 2016 (the “Record Date”), of Ournett Holdings, Inc., a Nevada corporation (the “Company,” “we” or “us”), pursuant to Section 14(c) of the Exchange Act of 1934, as amended (the “Exchange Act”) to advise the stockholders of action already approved and taken without a meeting by written consent of the stockholders who collectively hold a majority of the voting power of our capital stock. These actions are being taken without notice, meetings or votes in accordance with the General Corporation Law of the Nevada Revised Statutes (“NRS”), Sections 78.315 and 78.320.

On July 29, 2016, the board of directors of the Company (the “Board of Directors”) approved, and recommended to the stockholders for approval the following amendments (collectively, the “Amendments”) to the Company’s Articles of Incorporation, filed with the Secretary of State of the State of Nevada, to accomplish the following actions:

(1)          To reorganize the capital structure of the Company by increasing the authorized number of shares of common stock, $0.00001 par value per share (the “Pre-Reorganization Common Stock”), from one hundred million (100,000,000) shares, to three hundred fifty million (350,000,000) shares of common stock, $0.015 par value per share (the “Post-Reorganization Common Stock” and such action, the “Capital Stock Reorganization”); and

(2)          To authorize a Reverse Stock Split, to occur simultaneously with the Capital Stock Reorganization whereby for every ten (10) shares of Pre-Reorganization Common Stock held of record on the Record Date, each Company stockholder’s ownership of Pre-Reorganization Common Stock, on the Effective Date (as defined below), shall be automatically consolidated, combined and reclassified into one (1) share of Post-Reorganization Common Stock (the “Reverse Stock Split”).

Consents Required

The approval and adoption of the Amendments requires the consent of the holders of a majority of the issued and outstanding Pre-Reorganization Common Stock of the Company. Holders of our Pre-Organization Common Stock, our only outstanding voting securities, are entitled to one vote per share.

On July 29, 2016, the holders of 50.6% of our voting Pre-Reorganization Common Stock (the “Consenting Stockholders”) have executed a written consent in lieu of a meeting in favor of the Amendments. Because the written consent of a majority in voting power of the Company’s outstanding stock satisfied all applicable stockholder voting requirements, your consent is not required and is not being solicited in connection with the approval of the Amendments.  Therefore, this Information Statement is being sent to you for informational purposes only.

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Pursuant to Rule 14c-2 under the Exchange Act, the proposal will not be effective until 20 days after the date the definitive Information Statement is mailed to the stockholders and the filing of the Certificate of Amendment to Articles of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada amending the Company’s Articles of Incorporation to effectuate the Amendments (the “Effective Date”).

Further, prior to filing the Certificate of Amendment and the effectiveness of the Capital Stock Reorganization and the Reverse Stock Split, we must first notify the Financial Industry Regulatory Authority, Inc. (FINRA) by filing an Issuer Company Related Action Notification Form no later than 10 days prior to our anticipated Record Date for the Capital Stock Reorganization and the Reverse Stock Split. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

No Vote Required

No proxies are being solicited to approve the Amendments. Nevada law permits the Company to take any action which may be taken at an annual or special meeting of its stockholders by written consent, if the holders of a majority of the voting power sign and deliver a written consent to the action to the Company. Such written consent has been obtained by the Company as of July, 29, 2016.

No Appraisal Rights

Under Nevada Law, our dissenting stockholders are not entitled to appraisal rights with respect to the proposed Amendments, and we will not independently provide our stockholders with any such right.

Stockholders Entitled to Notice

As of September ___, 2016, there were 42,662,440 shares of our Pre-Reorganization Common Stock outstanding. Stockholders of record at the close of business on September ___, 2016 will be entitled to receive this notice and this Information Statement.

Exchange of Stock Certificates

Upon filing of the Certificate of Amendment with the Secretary of State of the State of Nevada on the Effective Date, each stock certificate or other evidence representing Pre-Reorganization Common Stock will be deemed for all corporate purposes to evidence ownership of shares of Post-Reorganization Common Stock giving effect to the Capital Stock Reorganization and the Reverse Stock Split.

Our transfer agent, VStock Transfer, LLC, will act as exchange agent (the “Exchange Agent”) for purposes of implementing the exchange of stock certificates. Holders of shares of Pre-Reorganization Common Stock are asked to surrender to the Exchange Agent stock certificates representing Pre-Reorganization Common Stock in exchange for stock certificates (or an electronic book-entry if eligible) representing shares of Post-Reorganization Common Stock giving effect to the Reverse Stock Split. No new stock certificates will be issued to a stockholder until such Stockholder has surrendered the outstanding stock certificate(s) representing the shares of Pre-Reorganization Common Stock held by such stockholder, together with a properly completed and executed letter of transmittal that will be provided by the Company together with instructions for such purpose shortly after the Effective Date.

Information Statement Costs

The cost of delivering this Information Statement, including the preparation, assembly and mailing of this Information Statement, as well as the cost of forwarding this material to the beneficial owners of our Common Stock will be borne by us. We may reimburse others for expenses in forwarding information statement materials to the beneficial owners of our Common Stock.

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THE CAPITAL STOCK REORGANIZATION AND THE REVERSE STOCK SPLIT HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE AMENDMENTS NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE CAPITAL STOCK REORGANIZATION AND THE REVERSE STOCK SPLIT THAT WILL OCCUR IF COMPLETED AND TO PROVIDE YOU WITH INFORMATION ABOUT THE AMENDMENTS AND THE BACKGROUND OF THESE CORPORATE TRANSACTIONS.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of August 26, 2016, regarding the beneficial ownership of our Pre-Reorganization Common Stock of (i) each person known to us to be the beneficial owner, within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of more than 5% of the outstanding shares of Pre-Reorganization Common Stock, (ii) each of the named executive officers, directors and director nominees and (iii) our directors, director nominees and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. The below table is based on 42,662,440 shares of Pre-Reorganization Common Stock outstanding as of August 26, 2016.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. The number of shares beneficially owned includes shares of Pre-Reorganization Common Stock with respect to which the persons named below have either investment or voting power. Pursuant to the rules of the SEC, shares of Pre-Reorganization Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Name and Address of Beneficial Owner (1)	Pre-Reorganization Common Stock Beneficially Owned	Percentage of Common Stock
Pablo Alonso	11,970,000	28.06%
Miguel Sebastia	3,500,000	8.20%
Alfonso Lloret Garcia	4,500,000	10.55%
Xavier Rey	5,400,000	12.66%
Fernando Koatz (2), President and Director	2,812,500	6.59%
Santiago Pijuan (2), Vice President and Director	4,500,000	10.55%
Manuel Sole Carrizo (2), Treasurer and Director	39,000	*
Francisco Orero (2), Secretary and Director	0	*
Ignacio Suarez (2), Director	0	*
Ruperto Serra (2), Vice President and Director	990,000	2.32%
Alfonso Zorrilla (2), Director	0	*
All officers and directors as a group (7 persons)	8,341,500	19.55%

(1) Address is c/o Ournett Holdings, Inc., 142 East 42nd Street, New York, New York 10168.

(2) Officer and/or director of the Company.

* Less than one percent (1%).

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STOCKHOLDERS’ ACTION NO. 1

AMENDMENT TO THE ARTICLES OF INCORPORATION TO

AUTHORIZE Capital Stock Reorganization

General Information

As of August 26, 2016, pursuant to our Articles of Incorporation, we are authorized to issue up to one hundred million (100,000,000) shares of Pre-Reorganization Common Stock. We propose to reorganize the capital structure of the Company by increasing the authorized number of shares of common stock, $0.00001 par value per share, from one hundred million (100,000,000) shares (the Pre-Reorganization Common Stock) to three hundred fifty million (350,000,000) shares of common stock, $0.015 par value per share (the Post-Reorganization Common Stock).

The holders of shares representing a majority of our outstanding Pre-Reorganization Common Stock have approved the Capital Stock Reorganization by written consent. Under Nevada corporation law, the consent of the holders of a majority of the voting power is effective as stockholders’ approval. The consent of stockholders holding a majority of the voting power of the Company with respect to approval of the Amendments was obtained pursuant to the exemption from prohibition on solicitations as permitted by Rule 14a-2(b)(2) promulgated under the Exchange Act.

The Board of Directors intends to implement Capital Stock Reorganization twenty (20) days following the mailing of the definitive Information Statement to the Company’s stockholders. No further action on the part of stockholders will be required to effectuate the Capital Stock Reorganization. A copy of the form of Certificate of Amendment to Articles of Incorporation to effectuate the Capital Stock Reorganization is attached hereto as Exhibit A.

Reasons for the Capital Stock Reorganization

The purpose of the Capital Stock Reorganization is to rationalize the Company’s share capital structure mainly to facilitate the raising of capital for the Company and to provide for other possible future issuances of shares related to the Company’s business plans. The Capital Stock Reorganization will provide the Company with greater flexibility with respect to its capital structure, its potential for capital-raising, and its corporate strategy and planning. Subsequent to the Capital Stock Reorganization, the Board of Directors can issue stock without the approval of the stockholders. Having a substantial number of authorized but unissued shares of Post-Reorganization Common Stock that are not reserved for specific purposes will provide us with the flexibility to issue Post-Reorganization Common Stock for possible future financings, stock dividends or distributions, acquisitions, stock option plans, and other proper corporate purposes and allow the Company to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a meeting of stockholders or obtaining the written consent of stockholders for the purpose of approving an increase in the Company’s share capitalization.

The authorized shares of Post-Reorganization Common Stock in excess of those issued giving effect to the Reverse Stock Split will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable, without further action by our stockholders, except as may be required by applicable law or by the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded. Upon issuance of any such Post-Reorganization Common Stock in the future, such shares will have the same rights as the outstanding shares of Post-Reorganization Common Stock on the Effective Date.

Holders of neither Pre-Reorganization Common Stock nor Post-Reorganization Common Stock have preemptive rights. The availability of additional shares of Post-Reorganization Common Stock is particularly important in the event that the Board of Directors determines to undertake any actions on an expedited basis and thus to avoid the time, expense and delay of seeking stockholder approval in connection with any potential issuance of Post-Reorganization Common Stock.

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We intend to raise additional capital through private placement offerings of Post-Reorganization Common Stock.  We may also issue shares of Post-Reorganization Common Stock pursuant to other types of issuances responsible to our business plans in the future. As of the date of this Information Statement, the Board of Directors does not intend to issue any Post-Reorganization Common Stock after the Effective Date except for purpose of (i) completion the Reverse Stock Split; (ii) satisfaction of obligations of debt instruments convertible into capital stock of the Company previously issued by the Company as such instruments may be amended from time to time and/or as they may become subject to forbearance agreements; and (iii) in connection with private placements of securities and/or other issuances in accordance with our business plans on terms which the Board of Directors deems to be in the best interests of the Company and our stockholders. At this time, neither our officers nor any of our affiliates has engaged in any negotiations with any representative of (i) any holders of Company debt instruments convertible into capital stock of the Company regarding any amendments or forbearance agreements that might result in the adjustment of the ratio of such conversions and the number of shares of capital stock issued in respect of any such conversion; or (ii) any investors in connection with any future equity offerings. We have not yet entered into any agreement, nor do we have any commitment or understanding to enter into or become engaged in a transaction other than the authority granted by the Board of Directors to enter into such transactions.

Principal Effects of the Capital Stock Reorganization on Stockholders

The proposed Capital Stock Reorganization will affect the rights of existing stockholders to the extent that future issuances of Post-Reorganization Common Stock will reduce each existing stockholder’s proportionate ownership and will dilute earnings per share, if any, of the shares outstanding at the time of any such future issuance.

Potential Anti-Takeover Aspects and Possible Disadvantages of the Capital Stock Reorganization

The Capital Stock Reorganization could have possible anti-takeover effects. The authorized but unissued shares of Post-Reorganization Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions that could make a change of control of the Company more difficult, and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of us by diluting the voting power of shares then outstanding or increasing the voting power of persons that would support the Board of Directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board of Directors although perceived to be desirable by some stockholders.

While the Capital Stock Reorganization may have anti-takeover ramifications, our Board of Directors believes that the capital-raising flexibility offered by the Capital Stock Reorganization outweighs the disadvantages. To the extent that the Capital Stock Reorganization may have anti-takeover effects, it may also encourage persons seeking to acquire us to negotiate directly with the Board of Directors enabling the Board of Directors to consider the proposed transaction in a manner that best serves the stockholders’ interests.

Other than as set forth above and other than in connection with the issuances of Post-Reorganization Common Stock to simultaneously occur on the Effective Date together with the Capital Stock Reorganization pursuant to the Reverse Stock Split, there are currently no plans, arrangements, commitments or understandings for the issuance of additional shares of Post-Reorganization Common Stock. The Board of Directors reserves the right to issues shares of Post-Reorganization Common Stock after the Effective Date for any and all reasons within the scope of its authority to the extent permitted by applicable laws and the governing instruments of the Company.

Change in Par Value

In connection with the Capital Stock Reorganization, the par value of our Common Stock will increase from $0.00001 to $0.015 per share of Post-Reorganization Common Stock. The Board of Directors has determined it to be in the best interests of the Company and the stockholders to raise the current par value to $0.015 per share to establish a more realistic base line for future capital-raising and future issuances of Post-Reorganization Common Stock.

We may not issue shares of Post-Reorganization Common Stock below their par value. In the event there is a need to raise common equity capital at a time when the trading price of our registered shares is below our par value, we would need to obtain approval of our shareholders to decrease the par value of our shares of Post-Reorganization Common Stock.

A copy of the Certificate of Amendment to Articles of Incorporation is attached as Exhibit A.

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STOCKHOLDERS’ ACTION No. 2

REVERSE stock Split

On July 29, 2016, the Consenting Stockholders, representing a majority of our outstanding Pre-Reorganization Common Stock, our only outstanding voting stock, and our Board of Directors, determined it to be in the best interests of our Company and approved the Capital Stock Reorganization and the Reverse Stock Split whereby for every ten (10) shares of Pre-Reorganization Common Stock held of record on the Record Date, each Company stockholder’s ownership of Pre-Reorganization Common Stock shall on the Effective Date, simultaneously with the Capital Stock Reorganization, be automatically consolidated, combined and reclassified into one (1) share of Post-Reorganization Common Stock. To avoid the existence of fractional shares of Post-Reorganization Common Stock, if a stockholder would otherwise be entitled to receive a fractional share, such stockholder will in lieu thereof receive one (1) additional whole share of Post-Reorganization Common Stock. The Reverse Stock Split will occur automatically on the Effective Date simultaneously with the Capital Stock Reorganization without any action on the part of stockholders and without regard to the date certificates representing shares of Pre-Reorganization Common Stock are physically surrendered for new certificates evidencing such stockholder’s ownership as of the Effective Date.

The Reverse Stock Split will not affect the percentage ownership held by each stockholder in the Company on the Effective Date, just the number of shares held by each stockholder on the Effective Date. Stockholders will hold the same percentage interest in the Company on the Effective Date as they held immediately prior to the Capital Stock Reorganization and Reverse Stock Split, but their ownership interests will be represented by a lesser number of shares (one tenth as many shares). For instance, if a stockholder presently owns 1000 shares, on the Effective Date such stockholder will own 100 shares (1000 divided by 10 equals 100 shares).

Upon effectiveness of the Reverse Stock Split that will occur simultaneously with the Capital Stock Restructuring, the number of shares issued and outstanding will be reduced to approximately 4,266,244 shares of Post-Reorganization Common Stock (without giving effect to rounding-up for fractional shares) based on the ratio for the Reverse Stock Split of 1-for-10 from the current 42,662,440 shares issued and outstanding.

In addition, all outstanding options, warrants, notes, debentures and other securities entitling their holders to purchase shares of Post-Reorganization Common Stock will be adjusted as a result of the Reverse Stock Split, as required by the terms of these securities. In particular, the conversion ratio for each instrument will be reduced, and the exercise price, if applicable, will be increased, in accordance with the terms of each instrument and based on the ratio of the Reverse Stock Split. Notwithstanding the foregoing, the Company may enter into amendments or forbearance agreements with the holders of convertible debt instruments issued prior to the Capital Stock Reorganization that may result in the adjustment of their respective conversion ratios disproportionate to the Reverse Stock Split ratios.  In the event of any such amendments or forbearance agreements, the Company stockholders’ ownership of Post-Reorganization Common Stock could be diluted disproportionate to the dilution that would have occurred prior to the Capital Stock Reorganization and Reverse Stock Split.  As of the date of this Information Statement, the Company has not initiated or entered into any negotiations, commitments, amendments or agreements with the holders of any of the Company’s issued or outstanding convertible debt instruments regarding any amendments or forbearance agreements.

All securities issued after the Effective Date in the future by the Company, including, without limitation, convertible preferred stock, convertible debt instruments and other securities that are convertible into Post-Reorganization Common Stock, will have the effect of diluting the stockholders more than if the Capital Stock Reorganization and Reverse Stock Split had not occurred.  The Board of Directors nonetheless believes that the Capital Stock Reorganization and Reverse Stock Split actions are reasonable and necessary in order to facilitate capital-raising flexibility for the Company and to adequately restructure the share capital for the implementation of the Company’s future business plans.

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By increasing the number of authorized but unissued shares of Post-Reorganization Common Stock, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company or its stockholders. The Reverse Stock Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Reverse Stock Split may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Split may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not approved the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device.

The Board of Directors will determine the actual time of filing of the Certificate of Amendment. The Reverse Stock Split will be effective as of the Effective Date of the Certificate of Amendment upon the filing of the Certificate of Amendment with the Secretary of State of Nevada.

The Board reserves the right, notwithstanding shareholder approval and without further action by shareholders, to elect not to proceed with the Reverse Stock Split if the Board determines that the Reverse Stock Split is no longer in the best interests of the Company and its shareholders.

Certain Regulatory Matters

Our Pre-Reorganization Common Stock does not trade on any U.S. markets or exchanges. The Reverse Stock Split will require processing by FINRA pursuant to Rule 10b-17 promulgated under the Exchange Act in order for the Reverse Stock Split to be recognized. Prior to filing the Certificate of Amendment and the effectiveness of the Reverse Stock Split, we must first notify FINRA by filing an Issuer Company Related Action Notification Form no later than 10 days prior to our anticipated Record Date for the Reverse Stock Split. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

We expect to, but cannot assure that we will, receive FINRA’s clearance prior to the Effective Date of the Reverse Stock Split. If so, our Post-Reorganization Common Stock will be referenced at its post-split price on the FINRA Effective Date. We cannot provide any assurance that our Post-Reorganization Common Stock will trade on any U.S. markets or exchanges.

Principal Effects of the Reverse Stock Split

General

The Capital Stock Reorganization and the Reverse Stock Split will affect all holders of our issued and outstanding Pre-Reorganization Common Stock uniformly on the Effective Date and will not change the proportionate equity interests of such shareholders on the Effective Date with respect to their ownership of Post-Reorganization Common Stock. The respective per-share voting rights and other rights of holders of our Pre-Reorganization Common Stock on the Effective Date will not be altered in the Capital Stock Reorganization and Reverse Stock Split change to Post-Reorganization Common Stock, except for possible minor changes due to the rounding-up of fractional shares resulting from the Reverse Stock Split.

The Company is conducting the Reverse Stock Split because the Board of Directors believe it is advantageous for the number of issued and outstanding shares of Post-Reorganization Common Stock to be reduced in order for the Company to attract future capital investment. With a high number of issued and outstanding shares the price per each share Pre-Reorganization Common Stock is too low for the Company to attract investment capital on terms that are reasonable for the Company.

In the event of the issuance of shares of Post-Reorganization Common Stock in the future, all holders of Post-Reorganization Common Stock will be diluted proportionally. In the event of issuance of convertible preferred stock or other instruments convertible into Post-Reorganization Common Stock, or amendment or forbearance agreements in respect of previously issued convertible debt instruments to provide for issue of Post-Reorganization Common Stock, all shareholders will be subject to dilution of their respective Post-Reorganization Common Stock ownership.

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Accounting Matters

The Capital Stock Reorganization and the Reverse Stock Split will not affect our total shareholders’ deficit on our balance sheet. As a result of the Capital Stock Reorganization and the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will increase based upon the effects of the Capital Stock Reorganization change in par value and the Reverse Stock Split, and the paid-in capital account will decrease by the amount which the stated capital is increased. The per share net loss and net book value per share of our Post-Reorganization Common Stock will increase as a result of the Reverse Stock Split because there will be fewer shares of our Post-Reorganization Common Stock outstanding on the Effective Date.

Certain U.S. Federal Income Tax Consequences

The discussion below is only a summary of certain U.S. federal income tax consequences of the Capital Stock Reorganization and the Reverse Stock Split generally applicable to beneficial holders of shares of our Post-Reorganization Common Stock and does not purport to be a complete discussion of all possible tax consequences. This summary addresses only those shareholders who hold their Pre-Reorganization Common Stock shares as “capital assets” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), and will hold the Post-Reorganization Common Stock shares as capital assets. This discussion does not address all U.S. federal income tax considerations that may be relevant to particular shareholders in light of their individual circumstances or to shareholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign shareholders. The following summary is based upon the provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each shareholder should consult his, her or its own tax advisor as to the particular facts and circumstances that may be unique to such shareholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the Reverse Stock Split.

The Capital Stock Reorganization and the Reverse Stock Split will qualify as a recapitalization for U.S. federal income tax purposes. As a result:

●

Shareholders should not recognize any gain or loss as a result of the Capital Stock Reorganization and the Reverse Stock Split.

●

The aggregate basis of a shareholder’s Pre-Reorganization Capital Stock shares will become the aggregate basis of the shares held by such shareholder immediately after the Reverse Stock Split with respect to all Post-Reorganization Common Stock.

●

The holding period of the Post-Reorganization Common Stock shares owned immediately after the Capital Stock Reorganization and the Reverse Stock Split will include the shareholder’s holding period before the Capital Stock Reorganization and the Reverse Stock Split.

Notwithstanding the foregoing, the federal income tax consequences of the receipt of an additional share in lieu of a fractional interest is not clear, but may result in tax liabilities which should not be material in amount in view of the low value of the rounded-up fractional interest. Our view regarding the tax consequence of the Capital Stock Reorganization and the Reverse Stock Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept it. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities.

The state and local tax consequences of the Capital Stock Reorganization and the Reverse Stock Split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

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The foregoing summary is included for general information only. Each stockholder should consult their own tax adviser concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as any consequences arising under the laws of any other taxing authority, such as any state, local or foreign income tax consequences to which they may be subject.

In compliance with Treasury Department Circular 230, each holder of Pre-Reorganization Common Stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this Information Statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Internal Revenue Code; (b) any such discussion has been included by us in furtherance of the forward stock split on the terms described herein; and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

REASONS WE USED STockHOLDER CONSENT IN LIEU OF SOLICITATION OF StockHOLDER APPROVAL VIA PROXY STATEMENT AND SPECIAL MEETING

The Capital Stock Reorganization and the Reverse Stock Split as described in this Information Statement require an amendment to our Articles of Incorporation, which cannot proceed until the applicable stockholder approval is obtained and effective. Stockholder approval could have been obtained by us in one of two ways: (i) by the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a stockholder meeting called for such purpose, or (ii) by a written consent of the holders of a majority of our voting securities.

Given that we have already secured the affirmative consent of the holders of a majority of our voting securities to authorize the Amendments to our Articles of Incorporation, we determined that it would be a more efficient use of limited corporate resources to forego the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a stockholder meeting called for such a purpose, and rather proceed through the written consent of the holders of a majority of our voting securities. Spending the additional company time, money and other resources required by the proxy and meeting approach would have been potentially wasteful and, consequently, detrimental to completing the Amendments to our Articles of Incorporation in a manner that is timely and efficient for us and our stockholders.

DISTRIBUTION OF INFORMATION STATEMENT

Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at 212-986-1544. If multiple stockholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

Mr. Fernando Koatz, Mr. Manual Sole, Santiago Pijuan and Ruperto Serra, serving as directors and executive officers of the Company, are also the Consenting Stockholders. Other than with respect to the Consenting Stockholders, none of the executive officers of the Company has any substantial interest resulting from the Amendments that is not shared by all other stockholders pro rata, and in accordance with their respective interests. No director has informed us that he intends to oppose any of the corporate actions to be taken by us as set forth in this Information Statement.

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FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission (“SEC”) in its rules, regulations and releases) representing our expectations or beliefs regarding the Company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the SEC.

ADDITIONAL INFORMATION

We are subject to the informational reporting requirements of the Exchange Act and file reports, proxy statements and other information required under the Exchange Act with the SEC. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Copies of such materials and information from the SEC can be obtained at existing published rates from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. The SEC also maintains a site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC which may be downloaded free of charge.

CONCLUSION

To keep you informed, we are sending you this Information Statement which describes the purpose and effect of the Amendments. Your consent to the Amendments is not required and is not being solicited in connection with this action.

Neither the SEC nor any state regulatory authority has approved or disapproved these transactions, passed upon the merits or fairness of the transactions, or determined if this Information Statement is accurate or complete. Any representation to the contrary is a criminal offense.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

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Exhibit A – Form of Certificate of Amendment of Articles of Incorporation

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT    ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Ournett Holdings, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

(a) The Corporation is authorized to issue two classes of stock, consisting of THREE HUNDRED FIFTY MILLION (350,000,000) shares of common stock, par value $0.015 per share (“Common Stock”), and TEN MILLION (10,000,000) shares of preferred stock, par value $0.00001 per share (“Preferred Stock”). Subject to the limitation prescribed by law, the Board of Directors is authorized, by resolution or resolutions, to provide for the issuance of the shares of Preferred Stock in one or more series, and to fix the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock.

(b) Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment pursuant to the Nevada Revised Statutes, all issued and outstanding shares of Common Stock, par value $0.00001 per share (the “Pre-Reverse Split Stock”), shall be and hereby are automatically combined and reclassified (the “Reverse Stock Split”), such that each ten (10) shares of Pre-Reverse Split Stock shall be combined and reclassified into one (1) validly issued, fully paid and non-assessable share of the corporation’s Common Stock, par value $0.015 per share (the “New Common Stock”), without any action by the holders thereof. The corporation shall not issue fractional shares of New Common Stock in connection with the Reverse Stock Split. Each stockholder entitled to receive a fractional share of New Common Stock as a result of the Reverse Stock Split shall receive the next rounded-up whole one (1) share of New Common Stock.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: ________________.

4. Effective date and time of filing: (optional) Date: _________________      Time: _______________

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit-After Issuance of Stock

This form must be accompanied by appropriate fees.                         Revised: 8-31-11

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